Exhibit 10.8
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is entered into as of the 31st day of August, 2005 (the “Effective Date”) by and between Patrick Henry Associates, L.P. (“Seller”) and Columbia Equity Trust, Inc. (“Purchaser”).
RECITALS
     A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of August 5, 2005, as amended (collectively, the “Contract”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Contract).
     B. Seller and Purchaser have agreed to modify the terms of the Contract as set forth in this Amendment.
     C. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.
     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:
AGREEMENTS
     1. The Outside Date is hereby extended to October 15, 2005. In the event Lender Approval is not received on or before the Outside Date, either party on written notice to the other shall have the right to extend the Outside Date to October 31, 2005.
     2. Except as modified by this Amendment, all of the terms of the Contract shall remain unchanged and in full force and effect.
     3. This Amendment may be executed in counterparts all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment as of the date first above stated.

SELLER:

PATRICK HENRY ASSOCIATES L.P.

By:	SAP IV Patrick Henry NF GP L.L.C.,
its sole general partner

	By:	SAP IV manager, Inc.,
its manager

By:	/s/ Robert Bergman

Its:	Executive Vice President

PURCHASER:

COLUMBIA EQUITY TRUST, INC., a Maryland corporation

By:	/s/ Clinton Fisch

Its:	Director of Acquisitions